EARNINGS PER SHARE COMPUTATIONS:
          MODIFIED TREASURY STOCK METHOD:
          QUARTER ENDED DECEMBER  31, 1996

          TOTAL EXERCISE PROCEEDS                             $19,824,444

          PERIOD-END OUTSTANDING SHARES                         4,130,892

          20% OF PERIOD-END OUTSTANDING SHARES                    826,178

          AVERAGE SHARE PRICE DURING PERIOD                         $3.81

          PROCEEDS USED TO PURCHASE SHARES                     $3,147,740

          REMAINING PROCEEDS                                  $16,676,705

          PROCEEDS USED TO RETIRE AVERAGE DEBT                 $8,939,246

          REMAINING PROCEEDS INVESTED                          $7,737,459

          ADJUSTED INCOME (LOSS):
           NET INCOME (LOSS)                                  ($1,532,921)
           ACCRETION AND DEEMED DIVIDENDS ON PREFERRED STOCK    ($218,178)


          ADJUSTED INCOME (LOSS)                              ($1,751,099)

          INTEREST (EXPENSE) ON RETIRED DEBT    (10.25%)         $229,068
          INTEREST INCOME ON PROCEEDS INVESTED  (2.5%)            $48,359
          TAX EFFECT OF INTEREST ADJUSTMENTS    (40%)           ($110,971)

          NET INCOME (LOSS) FOR EARNINGS PER SHARE PURPOSES   ($1,584,643)

          SHARES:
          WEIGHTED AVERAGE SHARES OUTSTANDING                   4,108,281
          WEIGHTED AVERAGE EQUIVALENT SHARES OUTSTANDING        5,081,029
          20% OF PERIOD-END OUTSTANDING SHARES                   (826,178)

          TOTAL SHARES FOR EARNINGS PER SHARE PURPOSES          8,363,131

          NET INCOME (LOSS) PER SHARE                              ($0.19)
                                                                ==========
          MAXIMUM INCOME (MINIMUM LOSS) PER SHARE:
          ADJUSTED INCOME (LOSS)                              ($1,751,099)

          WEIGHTED AVERAGE SHARES OUTSTANDING                   4,108,281

          NET INCOME (LOSS) PER SHARE                              ($0.43)
                                                                  ========















          EARNINGS PER SHARE COMPUTATIONS:
          MODIFIED TREASURY STOCK METHOD:
          SIX MONTHS ENDED DECEMBER 31, 1996

          TOTAL EXERCISE PROCEEDS                            $20,029,413

          PERIOD-END OUTSTANDING SHARES                        4,130,892

          20% OF PERIOD-END OUTSTANDING SHARES                   826,178

          AVERAGE SHARE PRICE DURING PERIOD                        $4.97

          PROCEEDS USED TO PURCHASE SHARES                    $4,106,107

          REMAINING PROCEEDS                                 $15,923,307

          PROCEEDS USED TO RETIRE AVERAGE DEBT                $9,244,996

          REMAINING PROCEEDS INVESTED                         $6,678,311

          ADJUSTED INCOME (LOSS):
           NET INCOME (LOSS)                                 ($5,681,556)
           ACCRETION AND DEEMED DIVIDENDS ON PREFERRED STOCK ($6,343,727)


          ADJUSTED INCOME (LOSS)                            ($12,025,283)

          INTEREST (EXPENSE) ON RETIRED DEBT   (10.25%)         $236,903
          INTEREST INCOME ON PROCEEDS INVESTED  (2.5%)           $41,739
          TAX EFFECT OF INTEREST ADJUSTMENTS   (40%)           ($111,457)

          NET INCOME (LOSS) FOR EARNINGS PER SHARE PURPOSES ($12,192,468)

          SHARES:
          WEIGHTED AVERAGE SHARES OUTSTANDING                  4,010,553
          WEIGHTED AVERAGE EQUIVALENT SHARES OUTSTANDING       5,081,454
          20% OF PERIOD-END OUTSTANDING SHARES                  (826,178)

          TOTAL SHARES FOR EARNINGS PER SHARE PURPOSES         8,265,828

          NET INCOME (LOSS) PER SHARE                             ($1.43)
                                                                 =========
          MAXIMUM INCOME (MINIMUM LOSS) PER SHARE:
          ADJUSTED INCOME (LOSS)                            ($12,025,283)

          WEIGHTED AVERAGE SHARES OUTSTANDING                  4,010,553

          NET INCOME (LOSS) PER SHARE                             ($3.00)
                                                                 =========